UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 25, 2026

RADNOSTIX, INC.

(Exact name of registrant as specified in its charter)

Texas	000-22923	74-2763837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4137 Commerce Circle
Idaho Falls, ID83401
(Address of Principal Executive Offices) (Zip Code)

208-524-5300
Registrant’s telephone number, including area code: (505) 438-2576

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On June 25, 2026 (the “Effective Date”), Radnostix, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Lucerno Dynamics, LLC ( the “Seller”) pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Company purchased from Seller certain assets related to the Lara System technology platform and the Ellexa Explorer Software, and all related accessories, parts, consumables, equipment, software, regulatory approval, intellectual property, and hardware, plus any third party licenses related to any of the above (collectively the “Purchased Assets”).

The Purchased Assets were purchased for an initial aggregate purchase price of $900,000 consisting of: (i) $150,000 in cash (the “Cash Closing Consideration”) and (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with an agreed upon value of $750,000 with the number of shares to be determined using the 20-day volume weighted average price (“VWAP”) of the Common Stock on the applicable vesting date (the “Stock Closing Consideration” and together with the Cash Closing Consideration the “Initial Consideration”),

In addition to the Initial Consideration, the Purchase Agreement provides that the Sellers may receive: (i) Common Stock with an aggregate value of $500,000 with a 20-day VWAP based on the date of regulatory approval the Nuclear Medicine Clarification Act within seven (7) years of the Effective Date (the “Regulatory Milestone Payment”), (ii) Common Stock with an aggregate value of $250,000 with a 20 day VWAP based on the successful placement of Lara Systems within seven (7) years of the Effective Date (the “Sales Milestone Payment”), and (iii) cash earn out payments based on the Lara System and Ellexa Explorer system sales, subject to a cap set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and obligations of the parties. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference into this Item 1.01.

Related Party Convertible Promissory Note

On June 23, 2026 (“Signing Date”), the Company entered into a Convertible Promissory Note Agreement (the “Note Agreement”) with Kershner Grosso & Co., (the “Lender”) relating to the issuance of a convertible promissory note in the principal amount of $500,000 (the “Note”). The Note is convertible into shares of Common Stock pursuant to certain conditions, as set forth in the Note Agreement. The purchase of the Note closed on June 26, 2026 when the Note was funded.

The Note has a maturity date of June 30, 2031 with an interest rate of 5% per annum, and such interest shall be calculated and paid annually on each anniversary date of the Signing Date. For the first two years of the Note, the Company may elect to pay interest either in cash or in kind. However, following the two-year period, interest on the outstanding principal shall be payable only in cash to the Lender.

The Lender has the right to convert the Note at any time to shares of Common Stock at a conversion price of $0.07, rounded down to the nearest share. Beginning six months after the Signing Date, the Company may call the outstanding Note, plus accrued interest, for conversion into Common Stock, so long as the volume weighted-average closing price of the Company stock over a 30 day period is greater than $0.12 per share.

The Note Agreement contains the customary representations, warranties, and obligations of the parties in agreements of this type.

The foregoing description of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement attached hereto as Exhibit 4.1.

The Lender is owned by the Company’s chairman of the board of directors, Christopher Grosso and is therefore a related party. As such the Note Agreement is a related party transaction. The offer and sale of the note under the Note Agreement was reviewed and authorized unanimously by the disinterested directors of the Company’s board of directors.

Note Amendments

On the June 30, 2026, the Company also entered into several amendment agreements (the “Note Amendments”) for the following notes:

-
The promissory note agreement dated December 2013, by and among the Company with the chairman of the board of directors at the time and one of our major shareholders, in the original principal amount of $500,000 (the “2013 Note”);

-
The promissory note agreement dated April 2018, by and among the Company, the chief executive officer and the current chairman of the Company’s board of directors (“Chairman”) through an affiliated entity, in the original principal amount of $120,000 (the “2018 Note”);

-
The promissory notes dated December 2019 and February 2020, by and among the Company, the chief executive officer, the Chairman, the former Chairman, and a significant shareholder in the aggregate original principal amount $1,000,000 (the “2019 Notes” and together with the 2013 Note and 2018 Note, the “Historic Notes”).

Under the Note Amendments, all the historic notes had the following changes: (i) the permanent, irrevocable release and extinguishment of all security interests, liens and encumbrances on the Company’s assets previously granted under the Historic Notes (ii) a voluntary lender conversion right at $0.07 per share of the Company's common stock; (iii) a Company forced-conversion right exercisable upon thirty (30) consecutive Trading Days at or above a VWAP of $0.12 per share; and (iv) a three (3) year extension of the maturity date to March 31, 2031 for all Historic Notes.

The foregoing description of the terms of the Note Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Amendments, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 above with regard to the Purchase Agreement is incorporated by reference into this Item 2.01. The acquisition of the Purchased Assets was consummated on June 25, 2026.

Item 2.03  Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

The information included in Item 1.01 above with regard to the Note Agreement and the Note Amendments are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Stock Closing Consideration, the Regulatory Milestone Payment, the Sales Milestone Payment, the Note Agreement and the Note Amendments (collectively the “Company Share Issuances”) are hereby incorporated herein by reference.

The Company Share Issuances have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued, or will be issued, to the Sellers in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Company Share Issuances constitute “restricted securities” within the meaning of Rule 144 under the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated June 25, 2026, by and between Radnostix, Inc. and Lucerno Dynamics, LLC.
4.1	Convertible Promissory Note Agreement, by and between Radnostix, Inc. and the Lenders listed therein, dated June 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and the Registrant undertakes to furnish supplemental copies of any omitted schedule to the SEC upon request. In addition, pursuant to Item 601(b)(2) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	RADNOSTIX INC.

	By:	/s/ Shahe Bagerdjian
	Name:	Shahe Bagerdjian
	Title:	Chief Executive Officer